[GRAPHIC OMITTED] NVB
                              North Valley Bancorp


North Valley Bancorp Reports Third Quarter Results

October 20, 2005 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $908 million in assets, today reported results for the three and nine-month periods ending September 30, 2005. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB"), and NVB Business Bank ("NVBBB," formerly Yolo Community Bank).

Third Quarter Results

         The Company reported net income for the quarter ended September 30, 2005 of $2,433,000 or $0.31 per diluted share compared to $2,068,000 or $0.29 per diluted share for the same period in 2004.

         Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $2,583,000 or 33.1% for the quarter ended September 30, 2005 compared to the same period in 2004. This was due to an increase in interest income of $3,246,000 partially offset by an increase in interest expense of $663,000. The increase in interest income was due to an increase in total average outstanding loans from $443,741,000 in the third quarter of 2004 to $603,103,000 in the same period this year (an increase of $159,362,000 or 35.9%) and an increase in average yields on earning assets. Of the $159,362,000 increase in outstanding average loans, $71,766,000 was due to the acquisition of NVBBB. The increase in average total loans was funded with an increase in average total deposits of $83,633,000, and an increase in average borrowings of $10,096,000. Average yields on earning assets increased 87 basis points up to 6.51% for the third quarter of 2005 and the average rate paid on interest-bearing liabilities increased by 35 basis points to 1.63% compared to the third quarter of 2004. The increase in asset yields was primarily due to a change in the mix of earning assets towards loans coupled with an increase in average loan yields, which increased from 6.62% in the third quarter of 2004 to 7.25% in the same period in 2005. The Company's Net Interest Margin for the quarter ending September 30, 2005 was 5.23%, an increase of 68 basis points over the third quarter of 2004.

         Non-interest income was $3,067,000 in the third quarter of 2005 compared to $2,399,000 for the same period in 2004. Service charges on deposits increased from $1,367,000 in the third quarter of 2004 to $1,683,000 in the third quarter of 2005. Earnings on cash surrender value of life insurance policies increased from $276,000 in the third quarter of 2004 to $320,000 in the third quarter of 2005. Other non-interest income increased $97,000 from 2004 levels due mainly to increased sales of third-party investment products.

         Non-interest expense totaled $9,524,000 for the three months ending September 30, 2005 compared to $7,004,000 for the same period in 2004, an increase of $2,520,000 or 36.0%. Salaries and benefits increased by $1,384,000 or 38.3% over the third quarter of 2004, of which $592,000 is due to the acquisition of NVBBB in August 2004. Occupancy expense increased from $481,000 in the third quarter of 2004 to $666,000 in the same period in 2005 and other expense increased from $2,395,000 in the third quarter of 2004 to $3,323,000 in the third quarter of 2005, both increases partially due to the acquisition NVBBB's operations.

Year-to-Date Results

         For the nine months ended September 30, 2005, the Company reported net income of $6,679,000 or $0.86 per diluted share compared to $6,124,000 or $0.88 per diluted share for the same period in 2004. This represents an increase in net income of $555,000 but a decrease in earnings per share of $0.02. Non-interest income increased $870,000 in the nine months ended September 30, 2005 compared to the same period in 2004. Net interest income increased $7,951,000, or 36.0% in the nine months ended September 30, 2005 compared to the same period in 2004, and non-interest expense increased by $7,167,000 or 35.4% over the same period last year due, in part, to the acquisition of NVBBB in August 2004.

Credit Quality

         Non-performing loans (defined as non-accrual loans and loans 90 days or more past due and still accruing interest) decreased by $1,173,000 to $997,000 or 0.16% of total loans at September 30, 2005 from $2,170,000 or 0.39% of total loans at December 31, 2004. The allowance for loan and lease losses at September 30, 2005 was $7,715,000 or 1.26% of total loans at September 30, 2005, compared to $7,217,000 or 1.30% of total loans at December 31, 2004. The ratio of net charge-offs to average loans outstanding for the nine months ended September 30, 2005 was 0.06% compared to 0.09% for the same period in 2004. The Company recorded a provision for loan losses of $730,000 for the nine months ending September 30, 2005 compared to $216,000 for the similar period of 2004. While the overall credit quality of the loan portfolio remains strong, the provision recorded during 2005 was supported primarily by the growth in the commercial lending portfolio. The allowance for loan and lease losses as a percentage of nonperforming loans was 773.82% as of September 30, 2005 compared to 332.58% as of December 31, 2004.

Summary

         Mr. Cushman, President and CEO, commented as follows:

         "I am pleased with the results of the third quarter. Earnings increased $446,000 or 22.4% from the second quarter of 2005 as a result of organic growth and an expanding net interest margin. Credit quality has and continues to be excellent."

         "Our strategic action of entering the high growth markets of Sacramento, Woodland, Fairfield and Santa Rosa are continuing to provide us with excellent growth opportunities. We are now fully staffed with highly skilled professionals who know their markets and are committed to building the business."

         "We continue to actively seek a qualified professional to fill the CFO position. As part of this process, we have hired James Kim as Controller, who is an excellent addition to our team."

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank ("NVB") operates twenty-one commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino and Trinity Counties in Northern California including two in-store supermarket branches and two Business Banking Centers. NVB Business Bank operates five commercial banking offices in Yolo, Solano, Sonoma, Placer and Mendocino Counties in Northern California. North Valley Bancorp, through its subsidiary banks, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank engages in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term commercial loans. NVB has SBA Preferred Lender status and provides investment services to its customers through an affiliated relationship. Visit the Company's website address at www.nvbancorp.com for additional information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman
President & Chief Executive Officer
(530) 226-2900    Fax: (530) 221-4877

                      North Valley Bancorp and Subsidiaries
                               Statement of Income
            Dollars in thousands except per share amounts (unaudited)
                     For the Nine Months Ended September 30,

                                                                          2005       2004     $ Change    % Change
                                                                      --------------------------------------------
INTEREST INCOME:
          Loans and leases including fees                               $ 30,699   $ 20,621   $ 10,078        48.9%
          Investment securities
            Taxable                                                        4,985      5,714       (729)      -12.8%
            Exempt from federal taxes                                        870      1,079       (209)      -19.4%
          Federal funds sold                                                 374        226        148        65.5%
                                                                      --------------------------------------------
            Total interest income                                         36,928     27,640      9,288        33.6%

INTEREST EXPENSE:
          Deposits                                                         4,370      3,403        967        28.4%
          Subordinated debentures                                          1,272      1,151        121        10.5%
          Other borrowings                                                 1,236        987        249        25.2%
                                                                      --------------------------------------------
            Total interest expense                                         6,878      5,541      1,337        24.1%

Net interest income                                                       30,050     22,099      7,951        36.0%

Provision for loan and lease losses                                          730        216        514       238.0%
Net interest income after provision for loan
     and lease losses                                                     29,320     21,883      7,437        34.0%

NONINTEREST INCOME:
          Service charges on deposit accounts                              4,005      3,933         72         1.8%
          Other fees and charges                                           1,938      1,680        258        15.4%
          Earnings on cash surrender value of life insurance policies        884        870         14         1.6%
          Gain on sale of loans                                              155          9        146      1622.2%
          Gains on sales or calls of securities                              117         22         95       431.8%
          Other                                                              881        596        285        47.8%
                                                                      --------------------------------------------
            Total noninterest income                                       7,980      7,110        870        12.2%

NONINTEREST EXPENSES:
          Salaries and employee benefits                                  14,369     10,504      3,865        36.8%
          Occupancy expense                                                1,985      1,365        620        45.4%
          Furniture and equipment expense                                  1,513      1,601        (88)       -5.5%
          Other                                                            9,554      6,784      2,770        40.8%
                                                                      --------------------------------------------
            Total noninterest expenses                                    27,421     20,254      7,167        35.4%

Income before provision for income taxes                                   9,879      8,739      1,140        13.0%

Provision for income taxes                                                 3,200      2,615        585        22.4%
                                                                      --------------------------------------------

Net income                                                              $  6,679   $  6,124   $    555         9.1%
                                                                      ============================================
Earnings per share:
            Basic                                                       $   0.90   $   0.93   $  (0.03)       -3.2%
            Diluted                                                     $   0.86   $   0.88   $  (0.02)       -2.3%

                      North Valley Bancorp and Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                       For the quarter ended September 30,

                                                                          2005       2004     $ Change    % Change
                                                                      --------------------------------------------
INTEREST INCOME:
     Loans and leases including fees                                    $ 10,993   $  7,383   $  3,610        48.9%
     Investment securities
          Taxable                                                          1,583      1,718       (135)       -7.9%
          Exempt from federal taxes                                          276        470       (194)      -41.3%
     Federal funds sold                                                      113        148        (35)      -23.6%
                                                                      --------------------------------------------
            Total interest income                                         12,965      9,719      3,246        33.4%

INTEREST EXPENSE:
          Deposits                                                         1,651      1,175        476        40.5%
          Subordinated debentures                                            450        411         39         9.5%
          Other borrowings                                                   480        332        148        44.6%
                                                                      --------------------------------------------
            Total interest expense                                         2,581      1,918        663        34.6%

Net interest income                                                       10,384      7,801      2,583        33.1%

Provision for loan and lease losses                                          280        216         64        29.6%
Net interest income after provision for loan
     and lease losses                                                     10,104      7,585      2,519        33.2%

NONINTEREST INCOME:
          Service charges on deposit accounts                              1,683      1,367        316        23.1%
          Other fees and charges                                             721        581        140        24.1%
          Earnings on cash surrender value of life insurance policies        320        276         44        15.9%
          Gain on sale of loans                                               54          5         49       980.0%
          Gains on sales or calls of securities                               22         --         22       100.0%
          Other                                                              267        170         97        57.1%
                                                                      --------------------------------------------
            Total noninterest income                                       3,067      2,399        668        27.8%

NONINTEREST EXPENSES:
          Salaries and employee benefits                                   4,995      3,611      1,384        38.3%
          Occupancy expense                                                  666        481        185        38.5%
          Furniture and equipment expense                                    540        517         23         4.4%
          Other                                                            3,323      2,395        928        38.7%
                                                                      --------------------------------------------
            Total noninterest expenses                                     9,524      7,004      2,520        36.0%

Income before provision for income taxes                                   3,647      2,980        667        22.4%

Provision for income taxes                                                 1,214        912        302        33.1%
                                                                      --------------------------------------------

Net income                                                              $  2,433   $  2,068   $    365        17.6%
                                                                      ============================================
Earnings per share:
            Basic                                                       $   0.33   $   0.31   $   0.02         6.5%
            Diluted                                                     $   0.31   $   0.29   $   0.02         6.9%

                      North Valley Bancorp and Subsidiaries
                                  Balance Sheet
             (dollars in thousands except share and per share data)
                                   (unaudited)

                                                                    30-Sep-05      31-Dec-04       $ Change      % Change
                                                                 ----------------------------------------------------------
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                          $    44,598    $    23,575    $    21,023           89.2%
  Federal funds sold                                                     8,829            640          8,189         1279.5%
                                                                 ----------------------------------------------------------
    Total cash and cash equivalents                                     53,427         24,215         29,212          120.6%

Interest-bearing cash in other financial institutions                       --            500           (500)        -100.0%
Investment securities:
  Available for sale, at fair value                                    172,132        218,961        (46,829)         -21.4%
  Held to maturity, at amortized cost                                      126            133             (7)          -5.3%

Loans and leases, net of allowance for loan and lease losses of
   $7,715 and $7,217 at September 30, 2005 and December 31, 2004       602,481        546,128         56,353           10.3%
Premises and equipment, net                                             15,676         13,927          1,749           12.6%
FHLB & FRB Stock                                                         5,191          4,826            365            7.6%
Goodwill and core deposit intangibles, net                              18,311         18,469           (158)          -0.9%
Accrued interest receivable                                              4,221          3,163          1,058           33.4%
Cash surrender value of life insurance                                  28,338         27,541            797            2.9%
Other assets                                                             8,377          8,368              9            0.1%
                                                                 ----------------------------------------------------------
TOTAL ASSETS                                                       $   908,280    $   866,231    $    42,049            4.9%
                                                                 ==========================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                              $   193,989    $   165,595    $    28,394           17.1%
  Interest-bearing:
    Demand deposits                                                    195,328        187,738          7,590            4.0%
    Savings                                                            197,533        200,628         (3,095)          -1.5%
    Time Certificates                                                  164,494        157,693          6,801            4.3%
                                                                 ----------------------------------------------------------
      Total deposits                                                   751,344        711,654         39,690            5.6%

Other borrowed funds                                                    55,538         57,594         (2,056)          -3.6%
Accrued interest payable and other liabilities                           9,234          9,884           (650)          -6.6%
Subordinated debentures                                                 21,651         21,651             --            0.0%
                                                                 ----------------------------------------------------------
      Total liabilities                                                837,767        800,783         36,984            4.6%
                                                                 ----------------------------------------------------------

STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000 shares:
  none outstanding
Common stock, no par value:  authorized 20,000,000
  shares, outstanding  7,492,999 and 7,311,726 at
  September 30, 2005 and December 31, 2004                              39,669         37,917          1,752            4.6%
Retained Earnings                                                       32,716         28,403          4,313           15.2%
Accumulated other comprehensive loss, net of tax                        (1,872)          (872)        (1,000)         114.7%
                                                                 ----------------------------------------------------------
Total stockholders' equity                                              70,513         65,448          5,065            7.7%
                                                                 ----------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $   908,280    $   866,231    $    42,049            4.9%
                                                                 ==========================================================

                      North Valley Bancorp and Subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)

Financial Ratios
                                                         For the nine months ended September 30,
                                                                  2005            2004
                                                              ------------    ------------
Return on average assets                                              1.00%           1.09%
Return on average equity                                             13.29%          16.35%
Return on tangible equity                                            17.11%          16.37%
Noninterest Income to average assets                                  1.19%           1.26%
Noninterest Expense to average assets                                 4.08%           3.60%
Net interest margin (Taxable-equivalent)                              5.15%           4.59%
Average equity to average assets                                      7.50%           6.67%

Allowance for Loan and Lease Losses

Balance beginning of year                                     $      7,217    $      6,493
Provision for loan losses                                              730             216
Net charge offs                                                        232             459
Adjustments (NVBBB)                                                     --           1,019
                                                              ------------    ------------

Balance end of period                                         $      7,715    $      7,269
                                                              ============    ============

Non-Performing Assets                                         September 30,   December 31,
                                                                  2005            2004
                                                              ------------    ------------

Total nonaccrual loans                                        $        696    $      1,155
Loans 90 days past due and still accruing                              301           1,015

Total nonperforming loans                                     $        997    $      2,170

Total nonperforming assets                                    $        997    $      2,170

Nonaccrual loans to total gross loans                                 0.11%           0.15%
Nonperforming loans to total gross loans                              0.16%           0.39%
Total nonperforming assets to total assets                            0.11%           0.21%

Allowance for loan and lease losses to nonperforming loans          773.82%         332.58%
Allowance for loan and lease losses to total gross loans              1.26%           1.30%
Allowance for loan and lease losses to nonperforming assets         773.82%         332.58%


Total gross loans                                                  610,196         553,345
Total assets                                                       908,280         866,231
Average loans outstanding (ytd)                                    581,080         438,044
Average assets (ytd)                                               898,314         777,604
Average equity (ytd)                                                67,387          50,655